                                                                    Exhibit 10.1

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                         TRANSFER AND PURCHASE AGREEMENT

                                  By and Among

                         RELIANCE GROUP HOLDINGS, INC.,

                           RELIANCE INSURANCE COMPANY,

                      RELIANCE NATIONAL INDEMNITY COMPANY,

                        UNITED PACIFIC INSURANCE COMPANY,

                     RELIANCE INSURANCE COMPANY OF ILLINOIS,

                       RELIANCE NATIONAL INSURANCE COMPANY

                      RELIANCE UNIVERSAL INSURANCE COMPANY,

                             KEMPER CASUALTY, INC.,

                        KEMPER CASUALTY INSURANCE COMPANY

                                       and

                       LUMBERMENS MUTUAL CASUALTY COMPANY

                            Dated as of July 14, 2000


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





                                TABLE OF CONTENTS
                                -----------------


                                                                                                 Page
                                                                                                 ----

                                    ARTICLE 1
                                  DEFINITIONS

Section 1.1       Definitions.......................................................................2
Section 1.2       Interpretation...................................................................10

                                    ARTICLE 2
                               TRANSFER OF ASSETS

Section 2.1       The Closing......................................................................10
Section 2.2       Novation of Certain Insurance Contracts and Related
                  Customer Contracts ..............................................................10
Section 2.3       Transfer of Transferred Assets...................................................11
Section 2.4       Ancillary Agreements.............................................................11
Section 2.5       Consideration....................................................................11
Section 2.6       Excluded Liabilities.............................................................13
Section 2.7       Purchase Price Allocation........................................................13

                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Section 3.1       Corporate Existence and Power....................................................14
Section 3.2       Corporate Authorization..........................................................14
Section 3.3       Governmental Authorization.......................................................14
Section 3.4       Non-Contravention................................................................14
Section 3.5       Financial Information............................................................15
Section 3.6       [INTENTIONALLY OMITTED]..........................................................15
Section 3.7       Absence of Certain Changes.......................................................15
Section 3.8       Significant Agreements...........................................................16
Section 3.9       Litigation.......................................................................16
Section 3.10      Compliance with Laws.............................................................17
Section 3.11      Properties and Assets............................................................17
Section 3.12      Regulatory Filings...............................................................17
Section 3.13      [INTENTIONALLY OMITTED]..........................................................18
Section 3.14      Proprietary Software.............................................................18
Section 3.15      Solvency; Adequate Capitalization; Ability to Pay Debts..........................20
Section 3.16      [INTENTIONALLY OMITTED]..........................................................20
Section 3.17      [INTENTIONALLY OMITTED]..........................................................20
Section 3.18      Books and Records................................................................20


Section 3.19      Cancellation; Threats of Cancellation............................................21
Section 3.20      Brokers..........................................................................21

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Section 4.1       Corporate Existence and Power....................................................21
Section 4.2       Corporate Authorization..........................................................21
Section 4.3       Governmental Authorization.......................................................22
Section 4.4       Non-Contravention................................................................22
Section 4.5       Licenses and Permits.............................................................22
Section 4.6       Brokers..........................................................................23
Section 4.7       Solvency; Adequate Capitalization; Ability to Pay Debts..........................23

                                    ARTICLE 5
                                   COVENANTS

Section 5.1       Transfer of the Business.........................................................23
Section 5.2       Novation of the Business.........................................................24
Section 5.3       Cooperation......................................................................25
Section 5.4       Obligation to Obtain Permits.....................................................25
Section 5.5       Licenses and Permits.............................................................25
Section 5.6       Regulatory Compliance............................................................26
Section 5.7       Third Party Consents.............................................................26
Section 5.8       Exclusive Right to Use the Books and Records.....................................26
Section 5.9       Use of Names.....................................................................26
Section 5.10      Employee Matters.................................................................27
Section 5.11      Apportionment of Collateral......................................................27
Section 5.12      Non-Compete......................................................................28
Section 5.13      Non-Solicitation of Certain Employees............................................31
Section 5.14      Non-Renewal......................................................................32
Section 5.15      [Intentionally Omitted]..........................................................32
Section 5.16      Software License Agreement; Use of Third Party
                  Computer Programs ...............................................................32

Section 5.17      Confidentiality..................................................................32
Section 5.18      Public Announcements and Communications..........................................33
Section 5.19      Certain Obligations..............................................................33
Section 5.20      Key Employee.....................................................................33


                                    ARTICLE 6
                           SURVIVAL; INDEMNIFICATION

Section 6.1       Survival.........................................................................34
Section 6.2       Indemnification..................................................................34
Section 6.3       Procedures for Third Party Claims................................................36
Section 6.4       Procedures for Direct Claims.....................................................37
Section 6.5       Exclusive Remedy.................................................................37

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

Section 7.1       Entire Agreement.................................................................38
Section 7.2       Assignment; Binding Effect.......................................................38
Section 7.3       No Third-Party Beneficiaries.....................................................38
Section 7.4       Setoff...........................................................................38
Section 7.5       Invalidity.......................................................................38
Section 7.6       Governing Law....................................................................38
Section 7.7       Jurisdiction.....................................................................39
Section 7.8       Waiver of Jury Trial.............................................................39
Section 7.9       Counterparts.....................................................................39
Section 7.10      Headings.........................................................................39
Section 7.11      Notices..........................................................................39

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A               -       Assignment Agreement

Exhibit B               -       [Intentionally Omitted]

Exhibit C               -       Software License Agreement

Exhibit D               -       Transition Services Agreement

                               INDEX OF SCHEDULES

Schedule 1.1(a)           -        Insurance Contracts

Schedule 1.1(b)           -        Persons with Knowledge

Schedule 1.1(c)           -        Seller Parties' Credit Rating System

Schedule 3.4              -        Seller Non-Contravention

Schedule 3.5              -        Financial Information

Schedule 3.7              -        Absence of Certain Changes

Schedule 3.9(a)           -        Litigation

Schedule 3.9(b)           -        Proceedings Challenging Consummation of
                                   Closing

Schedule 3.10             -        Compliance with Laws

Schedule 3.11             -        Liens on Assets Reasonably Necessary to
                                   Perform Transition Services

Schedule 3.12(d)          -        Non-Compliant Insurance Contracts

Schedule 3.14(a)          -        Proprietary Software - Exceptions

Schedule 3.14(c)(i)       -        Computer Programs - Proprietary Software
                                   (Actuarial)

Schedule 3.14(c)(iii)     -        Computer Programs

Schedule 3.14(f)          -        Judgments and Restrictions Relating to
                                   Proprietary Software

Schedule 3.14(g)          -        Loss or Impairment of Rights with Respect to
                                   Proprietary Software

Schedule 3.14(i)          -        Year 2000 Compliance

Schedule 3.19(a)          -        Cancellation from Customers

Schedule 3.19(b)          -        Threats of Cancellation from Reinsurers

Schedule 5.13             -        Protected IT Empoyees

                         TRANSFER AND PURCHASE AGREEMENT

                  This TRANSFER AND PURCHASE AGREEMENT (this "Agreement"), dated as of July 14, 2000, is entered into by and among Reliance Group Holdings, Inc., a Delaware corporation ("Parent"), Reliance Insurance Company, a Pennsylvania insurance company and an indirect wholly-owned subsidiary of Parent ("Reliance"), Reliance National Indemnity Company, a Wisconsin insurance company and a wholly-owned subsidiary of Reliance ("RNIC"), United Pacific Insurance Company, a Pennsylvania insurance company and a wholly-owned subsidiary of Reliance ("UPIC"), Reliance Insurance Company of Illinois, an Illinois insurance company and a wholly-owned subsidiary of Reliance ("RICI"), Reliance National Insurance Company, a Delaware insurance company and a wholly-owned subsidiary of Reliance ("Reliance National Insurance") and Reliance Universal Insurance Company, a California insurance company and wholly-owned subsidiary of Reliance ("RUIC") (Reliance, RNIC, UPIC, RICI, Reliance National Insurance and RUIC, collectively, the "Seller Insurer Parties," and together with Parent, the "Seller Parties"), Kemper Casualty, Inc., a Delaware corporation ("KCI"), Kemper Casualty Insurance Company, an Illinois insurance company and wholly-owned subsidiary of KCI ("Kemper"), Lumbermens Mutual Casualty Company, an Illinois mutual insurance company ("Lumbermens", and together with Kemper and KCI, "Purchasers").

                                    RECITALS:

                  WHEREAS, Reliance operates, through the Seller Insurer Parties (collectively, the "Reliance Subsidiaries"), the Business (as defined below);

                  WHEREAS, Purchasers desire to novate, write and/or reinsure certain contracts constituting the Business and appoint certain of Seller Parties' producers as producers of Purchasers and Seller Parties desire to cooperate with Purchasers in connection therewith; and

                  WHEREAS, in connection therewith, (i) Seller Parties desire to transfer to Purchasers and Purchasers desire to acquire from Seller Parties, certain assets of Seller Parties relating to the Business, (ii) Purchasers desire to hire certain employees of Seller Parties and (iii) Seller Parties and Purchasers desire to enter into certain ancillary agreements with respect to the transactions contemplated hereby, in each case, subject to the terms, conditions and limitations set forth in this Agreement and the Ancillary Agreements (as defined below) attached as Exhibits hereto;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein and in the Ancillary Agreements, and in reliance upon the representations, warranties, conditions and covenants contained herein and in the Ancillary Agreements, and intending to be legally bound hereby and thereby, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.1 Definitions. (a) The following terms, when used in this Agreement, shall have the meanings set forth herein. The terms defined below shall be deemed to refer to the singular or plural as the context requires.

                  "Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  "Agreement" shall mean this Transfer and Purchase Agreement.

                  "Ancillary Agreements" shall mean the Assignment Agreement, Novation Agreement, Software License Agreement and Transition Services Agreement.

                  "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

                  "Applicable Law" shall mean any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

                  "Assignment Agreement" means the Assignment Agreement between Purchasers and Seller Parties in the form attached hereto as Exhibit A.

                  "Books and Records" shall mean, without limitation, the originals or copies of all contracts, instruments, filings, customer lists and data (including, without limitation, data bases relating to historical and actuarial data and systems used exclusively in the Business, data relating to customer renewals and contract expirations and information concerning customer identities, customer performance, marketing and rating methodology), lists of all agents and brokers, administrative and pricing manuals, records (including, without limitation, claim records, sales records, underwriting records, financial records, compliance records and tax records that relate to the Business), and other materials relating to the Business, whether or not (i) in the possession of a Seller Party or its Affiliates or (ii) stored in hardcopy form or on magnetic, optical or other media.

                  "Business" shall mean the business of novating, writing and administering certain insurance contracts related to the Reliance Subsidiaries' Risk Management Individual Large Accounts, including Individual Captive businesses, Construction Wrap-Ups, Large Account Division and Group Captive businesses, but in no event shall Business include program businesses or business produced by or through managing general agencies or Construction Large Account business.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are permitted or obligated by law to be closed for regular banking business.

                  "Closing" and "Closing Date" has the meaning set forth in
Section 2.1.

                  "Charges" has the meaning set forth in Section 5.2(d).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Computer Programs" shall mean (i) any and all computer software programs, including any and all software implementations of algorithms, models and methodologies whether in source or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing through June 16, 2000, (iv) all content contained on a Person's Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case, used in the Business, including but not limited to the Computer Programs set forth on Schedules 3.14(c)(i), (ii) and (iii).

                  "Damages" shall have the meaning set forth in Section 6.2.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Excluded Liabilities" has the meaning set forth in Section
2.6.

                  "Extra Contractual Liabilities" means all liabilities or obligations, other than those arising under the express terms of and within the express limits of the Insurance Contracts but including excess of policy limits claims, whether to an Insured, Governmental Entities or any other person, which liabilities and obligations shall include, without limitation, any liability for punitive, exemplary, special or any other form of extracontractual damages relating to the Insurance Contracts which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including, without limitation, any act, error or omission relating to (i) the marketing, underwriting, production, issuance, cancellation or administration of the

Insurance Contracts and Related Customer Contracts, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments arising out of or relating to the Insurance Contracts and Related Customer Contracts, or
(iii) the failure to pay or the delay in payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Insurance Contracts and Related Customer Contracts.

                  "Financially Distressed" shall mean that an Insured has a senior debt Standard & Poors' rating of "BB-" or lower or a Moody's rating of Ba3 or lower, or in the event that an Insured's senior debt is not rated by Standard & Poors' or Moody's, an Insured's financial rating is grade 7 or higher as determined by Seller Parties' internal credit rating system set forth on
Schedule 1.1(c).

                  "FTC" shall mean the Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

                  "Governmental Entity" shall mean any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or Representative of any of the foregoing.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" shall have the meaning set forth in
Section 6.3.

                  "Indemnifying Party" shall have the meaning set forth in
Section 6.3.

                  "Information" has the meaning set forth in Section 5.8.

                  "Insurance Contracts" shall mean all in-force insurance contracts, binders, policies, riders, endorsements and extensions thereto issued or written by the Reliance Subsidiaries that comprise the Business as of June 16, 2000 and which are listed on Schedule 1.1(a) or Schedule 3.5 attached hereto.

                  "Insurance Premium Charges" shall mean the insurance charges actually received by Kemper or one of its Insurer Affiliates from customers of the Business for any excess of loss, excess of aggregate or excess of Insured's retention coverages, net of all reinsurance costs.

                  "Insured" shall mean each named insured who is a party to an Insurance Contract.

                  "Insurer Affiliate" of any Person shall mean an Affiliate of such Person which is an insurance company.

                  "January 15th Payment" has the meaning set forth in Section 2.5(c).

                  "Kemper" has the meaning set forth in the introduction.

                  "KCI" has the meaning set forth in the introduction.

                  "Knowledge" or "knowledge" as to any of the Seller Parties or Purchasers, shall mean the actual knowledge of those employees and officers of the Seller Parties and Purchasers, as applicable, listed on Schedule 1.1(b) hereto.

                  "Liability" or "Liabilities" shall mean a liability, obligation, expense, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown) related, directly or indirectly, to the Business.

                  "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any right of first refusal, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

                  "Material Adverse Effect" shall mean a material adverse effect on the Business novated, written and/or reinsured by Kemper or its Insurer Affiliates taken as a whole; provided, however that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur:
(i) the effects of changes affecting the economy and securities markets generally; (ii) the effects of changes affecting the insurance and financial services industries generally; (iii) any downgrade or potential downgrade of the financial strength, claims paying ability, insurance or other ratings of Reliance or any Affiliates of Parent or the financial strength, debt or similar ratings of Parent; and (iv) any adverse change resulting directly from the announcement of the transactions contemplated by this Agreement.

                  "Non-Compete Period" has the meaning set forth in Section 5.12(a).

                  "Novated Policies" has the meaning set forth in Section
5.2(a).

                  "Novation" shall mean the assumption by Kemper or one of its Insurer Affiliates of all of the obligations and liabilities of the Reliance Subsidiaries under certain of the Insurance Contracts and the Related Customer Contracts of Seller Insurer Parties as of the Novation Date.

                  "Novation Agreement" means one or more novation agreements, to be mutually agreed to by the parties hereto, among Reliance or one of the Reliance Subsidiaries, or one of its related parties, Kemper or one of its Insurer Affiliates and the holder of an Insurance Contract and/or Related Customer Contract, pursuant to which the Novations are implemented.

                  "Novation Date" has the meaning set forth in Section 5.2.

                  "Novation Period" shall mean a one-year period commencing on the Novation Date.

                  "Parent" has the meaning set forth in the introduction.

                  "Permit" has the meaning set forth in Section 3.12(b).

                  "Permitted Liens" shall mean (i) Liens securing the payment of Taxes, either not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings; (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property which do not materially affect the property, or the intended use of the property, secured thereby; and (iii) Liens of carriers, warehousemen, mechanics, materialmen, and landlords incurred in the ordinary course of business for sums not over-due or being contested in good faith by appropriate proceedings.

                  "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust joint venture, labor union, estate, unincorporated organization or other entity.

                  "Profit and Administration Charges" shall mean all fees actually received from customers of the Business for administration and profits exclusive of claims fees of any type (other than fees paid to Kemper or one of its Insurer Affiliates to supervise Third Party Administrators), loss costs, commissions, Insurance Premium Charges, premium taxes and other Taxes passed-through to Insureds, residual market loads or other "pass-through" amounts to Insureds. Any ceding commission received from reinsurers on Business novated, written, or renewed by Purchasers or one of their Affiliates in a reinsurance transaction will first be considered applied to "pass-through" amounts to Insureds, with the remainder, if any, being allocated to profits and administration.

                  "Proprietary Software" shall mean all Computer Programs and actuarial databases owned by a Seller Party, including enhancements and modifications to packaged software or Third Party Computer Programs existing as of the date hereof.

                  "Purchase Price" has the meaning set forth in Section 2.5(a).

                  "Purchasers" has the meaning set forth in the introduction.

                  "Related Customer Contracts" shall mean all contracts in force as of June 16, 2000 with or related to customers of the Business (other than the Insurance Contracts) relating to the Business and the administration of the Business, including, but not limited to, insurance program agreements, deductible agreements, retrospective rating agreements, captive agreements, special indemnification agreements, three-way Third Party Administrator agreements, collateral and indemnity agreements, trust agreements, surety agreements, reinsurance contracts, third-party administrator contracts or loss control contracts.

                  "Reliance" has the meaning set forth in the introduction.

                  "Reliance Subsidiaries" has the meaning set forth in the recitals.

                  "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, accountant, actuary, appraiser, analyst, consultant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

                  "Retention Payment" has the meaning set forth in Section
2.5(d).

                  "RICI" has the meaning set forth in the introduction.

                  "RNIC" has the meaning set forth in the introduction.

                  "SAP" shall mean, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by the domiciliary state of the relevant Person, consistently applied.

                  "Seller Financial Information" has the meaning set forth in
Section 3.5.

                  "Seller Insurer Parties" has the meaning set forth in the introduction.

                  "Seller Parties" has the meaning set forth in the introduction.

                  "Significant Agreements" has the meaning set forth in Section 3.8.

                  "60 Day Payment" has the meaning set forth in Section 2.5(b).

                  "60% Threshold" has the meaning set forth in Section 2.5(d).

                  "Software License Agreement" means the Software License Agreement between Purchasers and Seller Parties in the form attached hereto as Exhibit C.

                  "Solvent" when used with respect to Parent, shall have the meaning applicable to Parent under Applicable Law or, when used with respect to each Purchaser or a Seller Insurer Party, shall have the meaning applicable to such Purchaser or such Seller Insurer Party under the insurance laws of its domiciliary state. To the extent that any such law or model act exclusively uses the term "insolvent" rather than "solvent", "Solvent" when used in this Agreement in reference to a party shall be interpreted to mean not "insolvent" as defined in such law.

                  "Tax Claims" shall have the meaning set forth in Section 6.3.

                  "Taxes" shall mean all taxes, charges, duties, fees, levies, or other similar assessments or Liabilities, including without limitation all net and gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, profit, estimated, severance, stamp, occupation, value added, registration, environmental, workers compensation, social security and franchise taxes imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)); and such term shall include any interest, fines, penalties, assessments, or additions to tax relating to, resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

                  "Third Party Computer Programs" shall have the meaning set forth in Section 3.14(c).

                  "Third Party Administrator" shall mean a Person who, directly or indirectly, solicits or effects coverage of, underwrites, collects charges or premiums from, or adjusts or settles claims in connection with insurance coverages.

                  "Third Party Claims" shall have the meaning set forth in
Section 6.3.

                  "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, Internet domain names, logos, designs, slogans and general intangibles of like nature owned by a Seller Party relating to the conduct of the Business, together with the goodwill associated therewith, including but not limited to those items set forth on
Schedule 3.14(a).

                  "Transferred Assets" shall mean all of Seller Parties' right, title and interest in the expirations and renewals of the Insurance Contracts and the Related Customer Contracts including any and all of Seller Parties' rights to novate, write or reinsure the Insurance Contracts and the Related Customer Contracts.

                  "Transferred Employee" shall mean any employee engaged in the Business who is hired by Purchasers or any of their Affiliates in connection with the transactions contemplated by this Agreement.

                  "Transition Services" means the services performed pursuant to the Transition Services Agreement.

                   " Transition Services Agreement" means the Transition Services Agreement between Purchasers and Seller Parties in the form attached hereto as Exhibit D.

                  "UPIC" has the meaning set forth in the introduction.

                  "Year 2000 Compliant" means for all dates and times, including, without limitation dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) all reports and displays are sorted correctly; and (v) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year).

                  Section 1.2 Interpretation. (a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                  (b) When a reference is made in this Agreement to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                                    ARTICLE 2

                               TRANSFER OF ASSETS

                  Section 2.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of the execution of this Agreement (the "Closing Date").

                  Section 2.2 Novation of Certain Insurance Contracts and Related Customer Contracts. (a) From and after the date hereof, Seller Parties will cooperate with Purchasers and their Affiliates as reasonably requested by Purchasers to assist Kemper and its Insurer Affiliates in novating, writing and/or reinsuring certain of the Insurance Contracts and the Related Customer Contracts. Such cooperation shall include, but not be limited to, dealing cooperatively with agents, brokers and other intermediaries who produced the Insurance Contracts and customers who entered into the Related Customer Contracts.

                  (b) As soon as practicable but no later than within thirty
(30) days following the end of each calendar month, Seller Insurer Parties shall transfer to Kemper 100% of the direct or assumed premium received with respect to Insurance Contracts novated, written or reinsured by Purchasers, less any losses paid by Seller Insurer Parties thereunder and any third party administrators, fees already paid with respect thereto. If Seller Insurer Parties have ceded any liabilities under such Insurance Contracts to third party reinsurers, any reinsurance premium paid with respect to such Insurance Contracts by Seller Insurer Parties to such third party reinsurers shall be deducted from the amount transferred pursuant to the foregoing sentence. If Seller Insurer Parties have not paid such reinsurance premium due to a third party reinsurer,

Seller Insurer Parties shall, as soon as practicable but no later than within thirty (30) days following the end of each calendar month, transfer to Kemper 100% of direct or assumed premium received with respect to such Insurance Contracts, less any losses paid by Seller Insurer Parties thereunder and any third party administrators, fees already paid with respect thereto, and Kemper shall pay the applicable third party reinsurance premium. Seller Insurer Parties shall promptly pay all amounts due to third party administrators with respect to the Insurance Contracts for periods prior to the date of execution of the Novation Agreement. Purchasers and Seller Parties agree that they will agree upon an equitable allocation of all treaty reinsurance, and any recoverables or recoveries relating thereto, applicable to the Business and the Novated Policies.

                  Section 2.3 Transfer of Transferred Assets. Upon the terms and subject to the conditions of this Agreement and the payment of the Purchase Price on the Closing Date, Seller Parties shall sell, assign and transfer to Purchasers all of Seller Parties' respective right, title and interest in the Transferred Assets; provided, however, that in no event shall the foregoing provision be deemed to require that Seller Parties transfer to Purchasers any items not included in the definition of "Transferred Assets" or not otherwise required to be transferred, sold, assigned or conveyed to Purchasers under the express terms of this Agreement or an Ancillary Agreement. All sales, assignments and transfers of the Transferred Assets shall be effected by the Assignment Agreement. Purchasers acknowledge that no provision hereof is intended to required Seller Insurer Parties to transfer to Purchaser original copies of any Books and Records.

                  Section 2.4 Ancillary Agreements. Concurrently with the execution and delivery of this Agreement, Seller Parties and Purchasers shall execute and deliver:

                           (i) the Assignment Agreement;
                           (ii) the Software License Agreement; and
                           (iii) the Transition Services Agreement.

The parties hereto agree that each of the Ancillary Agreements shall be effective and binding on the respective parties thereto at and as of the Closing Date.

                  Section 2.5       Consideration.

                  (a) On the Closing Date, Purchasers shall pay to Reliance, on behalf of the Seller Insurer Parties, and Reliance, on behalf of the Seller Insurer Parties, shall accept and acknowledge receipt of, an amount equal to $3,000,0000 as consideration for the Transferred Assets (the "Purchase Price"). Purchasers' obligations to pay such amount are joint and several.

                  (b) On the third Business Day after the 60th day after the Closing, Purchasers shall pay to Reliance, on behalf of the Seller Insurer Parties, as additional consideration, an amount equal to the sum of (i) 40% of the annualized Profit and Administration Charges and (ii) 15% of the annualized Insurance Premium Charges for each of the Insurance Contracts and Related Customer Contracts novated, written and/or reinsured by Kemper or one of its Insurer Affiliates between and including June 19, 2000 and sixty (60) days after the Closing (the "60 Day Payment"). Purchasers' obligations to pay such amount are joint and several.

                  (c) On January 15, 2001, Purchasers shall pay to Reliance, on behalf of the Seller Insurer Parties, as additional consideration, an amount equal to the sum of (i) 40% of the annualized Profit and Administrative Charges and (ii) 15% of the annualized Insurance Premium Charges for each of the Insurance Contracts and Related Customer Contracts novated, written and/or reinsured by Kemper or one of its Insurer Affiliates from and including June 19, 2000 until and including January 5, 2001, exclusive of Insurance Contracts and Related Customer Contracts which were subject to the 60 Day Payment (the "January 15th Payment"). Purchasers' obligations to pay such amount are joint and several.

                  (d) At the earlier of (i) June 19, 2001 or (ii) ten (10) days after the date on which Kemper and its Insurer Affiliates have novated, written and/or reinsured Insurance Contracts and Related Customer Contracts with annualized Profit and Administration Charges equal to at least $42.7 million (the "60% Threshold"), Purchasers shall, subject to the provisions of subparagraph (e) of this Section 2.5, pay to Reliance on behalf of the Seller Insurer Parties, as additional consideration, $5,000,000 (the "Retention Payment"). The 60% Threshold is inclusive of Insurance Contracts and Related Customer Contracts which were subject to the 60 Day Payment and the January 15th Payment. Purchasers' obligations to pay such amount are joint and several.

                  (e) In the event (i) Kemper and its Insurer Affiliates have not novated, written and/or reinsured Insurance Contracts and Related Customer Contracts equal to the 60% Threshold on or before June 19, 2001, or (ii) Seller Parties have, after written notice and a reasonable opportunity to cure, materially breached any of their obligations under this Agreement (other than breaches which individually or in the aggregate do not have a material adverse effect on the benefits which the Purchasers reasonably expect to derive from the Business), Purchasers shall not owe the Retention Payment to Seller Parties. In the event that the Seller Parties, after written notice and an opportunity to cure, have materially breached their obligations under any Ancillary Agreement (other than breaches which individually or in the aggregate do not have a material adverse effect on the benefits which the Purchasers reasonably expect to derive from the Business), Purchasers shall not owe the portion of the Retention Payment in excess of $3,000,000. In the event that (A) the Retention Payment is made and reduced pursuant to the foregoing sentence and (B) Purchasers commence any action, suit or proceeding seeking Damages in respect of any Ancillary Agreement, Seller Parties shall only be required to pay to Purchasers the amount of any Damages awarded that is in excess of $2,000,000.

                  (f) All payments pursuant to this Section 2.5 shall be paid by Purchasers to an account designated by Reliance, by wire transfer in immediately available funds.

                  (g) Purchasers shall provide the Seller Parties and their Representatives access (during normal business hours and without undue disruption of business) to their respective books, records, workpapers and employees relating to the calculation of the 60 Day Payment, the January 15th Payment and the Retention Payment.

                  Section 2.6 Excluded Liabilities. Neither Purchasers nor any of their Affiliates shall assume or otherwise be liable in respect of, nor be deemed to have assumed, any debt, claim, obligation or other liability of Seller Parties or any of their Affiliates of any nature whatsoever other than as specifically assumed by the Purchasers in this Agreement or any of the Ancillary Agreements (the "Excluded Liabilities").

                  Section 2.7 Purchase Price Allocation To the extent permitted or required by law, the payments set forth in Section 2.5 shall be allocated among the assets of the Business in accordance with Section 1060 of the Code and Treasury Regulation Section 1.1060-1T, which allocation shall be prepared by Purchasers and delivered to the Seller Parties within ninety (90) days after the Closing. If the Seller Parties dispute the allocation, Purchasers and the Seller Parties shall cooperate in good faith to resolve any such dispute. Should the parties fail to reach agreement within thirty (30) days after Purchaser's delivery of such allocation to Seller Parties, the determination of the allocation shall be made by a mutually agreed upon and jointly engaged public accounting firm of national reputation, whose decision shall be final. Purchasers and the Seller Parties shall each prepare and file, with respect to the transactions contemplated by this Agreement, all necessary forms or reports required or permitted to be filed under state or local tax law in accordance with such allocation. The Seller Parties and Purchasers each agree (i) to reflect the assets of the Business on their respective books for tax reporting purposes in accordance with the allocation, (ii) to file all Tax Returns and determine all Taxes in accordance with and based upon the allocation and (iii) not to take any position inconsistent with such allocation in any audit or judicial or administrative proceeding or otherwise, in each case unless otherwise provided by Applicable Law.

                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

                  Seller Parties jointly and severally represent and warrant to Purchasers that:

                  Section 3.1 Corporate Existence and Power. Each of Seller Parties (i) has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation or domicile, (ii) has all corporate powers required to carry on its business as now conducted, (iii) has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except, in the case of each of clauses (ii) through (iv), as would not have a Material Adverse Effect. No Seller Party is in violation of any of the provisions of its charter or bylaws with respect to the conduct of the Business.

                  Section 3.2 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3, performance by Seller Parties of this Agreement and the Ancillary Agreements are within their powers and have been duly authorized by all necessary corporate action on the part of Seller Parties. This Agreement constitutes, and when executed and delivered, the Ancillary Agreements will constitute, valid and legally binding agreements, enforceable against each party thereto in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  Section 3.3 Governmental Authorization. The execution, delivery and performance by Seller Parties of this Agreement and the Ancillary Agreements to which such Seller Party is a party requires no action by or in respect of, or filing with, any Governmental Entity on the part of Seller Parties or any Affiliate thereof other than (i) filings and notices not required to be made or given until after the Closing Date, (ii) filings, at any time, of Tax Returns and (iii) any such other action or filing not contemplated in the preceding clauses (i) and (ii) as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of Purchasers to novate, write and/or reinsure the Businesses.

                  Section 3.4 Non-Contravention. Except as set forth in Schedule 3.4, the execution, delivery and performance by Seller Parties of this Agreement and the Ancillary Agreements, do not and will not (i) violate the charter or bylaws of any Seller Party, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 3.3, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller Party or to a loss of any benefit to which any Seller Party is entitled under, any material reinsurance agreement, any material agreement or any other material instrument binding upon any Seller Party, or any material license, franchise, permit or other similar authorization held by any Seller Party, or (iv) result in the creation or imposition of any material Lien on any Transferred Assets.

                  Section 3.5 Financial Information. The financial information on Schedule 3.5 relating to the Business (the "Seller Financial Information")
(i) was prepared from the Books and Records of the Seller Insurer Parties and
(ii) is accurate in all material respects.

                  Section 3.6 [INTENTIONALLY OMITTED].

                  Section 3.7 Absence of Certain Changes. Except as disclosed in
Schedule 3.7, since December 31, 1999 (or, with respect to clauses (v) and (vi) of this Section 3.7, since June 19, 2000) the Business has been conducted in the ordinary course consistent in all material respects with past practices (including, without limitation, with regard to underwriting, pricing and actuarial policies, practices and standards generally) and, to the extent relating to the Insurance Contracts and Related Customer Contracts novated, written and/or reinsured by Kemper and its Insurer Affiliates, there has not been:

                           (i) any event, claim, occurrence, development or state of circumstances of facts which has had or would reasonably be expected to have a Material Adverse Effect;

                           (ii) any transaction or commitment made, or any contract or agreement entered into, by Seller Parties (including the acquisition or disposition of any assets) or any relinquishment by Seller Parties of any contract or other right, other than transactions and commitments in the ordinary course of business consistent in all material respects with past practices;

                           (iii) any change in any method of accounting or accounting practice or policy (including, without limitation, any reserving method, practice or policy) by Seller Parties, except for any such change as a result of a concurrent change in GAAP, SAP or as required by Applicable Law;

                           (iv) any transaction by Seller Parties involving Transferred Assets other than in the ordinary course of business consistent in all material respects with past practice;

                           (v) (i) any entering into of any facultative reinsurance contract or (ii) any commutation of any facultative reinsurance contract, or (iii) any entering into or any commutation of any reinsurance treaty, by Seller Parties, in any such case, other than in the ordinary course of business consistent in all material respects with past practice;

                           (vi) any significant change by Seller Parties in the compensation structure of, or benefits available to, with respect to any agent; or

                           (vii) any agreement or commitment (contingent or otherwise) by Seller Parties to do any of the foregoing.

                  Section 3.8 Significant Agreements. "Significant Agreements" shall mean the Insurance Contracts, Related Customer Contracts and third party reinsurance contracts relating thereto which are novated, written and/or reinsured by Kemper and its Insurer Affiliates pursuant to this Agreement. Seller Parties heretofore furnished or made available to Purchasers complete and correct copies of each of the Significant Agreements. Except as would not materially and adversely effect the benefits taken as a whole which Purchasers could reasonably expect to derive from consummation of the transactions contemplated hereunder, each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity); no Seller Party has received any written notice or, to the knowledge of Seller Parties, oral notice, of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; no Significant Agreement is the subject of, or, to the knowledge of Seller Parties, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, no Seller Party has received any written notice or, to the knowledge of Seller Parties, oral notice, or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and there exists no material event of default or occurrence, condition or act on the part of a Seller Party or, to the knowledge of Seller Party, on the part of the other parties to the Significant Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

                  Section 3.9 Litigation. (a) Schedule 3.9(a) sets forth each action, suit, investigation, judgment or proceeding (other than with respect to claims under Insurance Contracts in the ordinary course of business) against or affecting the properties of a Seller Party as regards the Business or Transferred Assets, pending before any court or arbitrator or any governmental body, agency or official (in each case, other than those arising from complaints which have been filed but not served as the date hereof on any Seller Party) or, to the knowledge of Seller Parties, threatened by any Person. Except as set forth on
Schedule 3.9(a), there is no material action, suit, investigation, judgment or proceeding (other than with respect to claims under Insurance Contracts in the ordinary course of business) against or affecting the properties of a Seller Party as regards the Business or Transferred Assets pending before any court or arbitrator or any governmental body, agency or official or, to the knowledge of Seller Parties, threatened by any Person.

                  (b) There is no action, suit, investigation or proceeding pending against, or affecting the properties of, a Seller Party as regards the Business or Transferred Assets before any court or arbitrator or any governmental body, agency or official which challenges or seeks to prevent the transactions contemplated hereby. Except as disclosed in Schedule 3.9(b), no Seller Party nor any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of transactions contemplated hereby.

                  Section 3.10 Compliance with Laws. Except as set forth on
Schedule 3.10, no Seller Party has received any written notice since July 1, 1999 from any Governmental Entity (other than a workers' compensation rating bureau) alleging any material violation of any Applicable Law in the conduct of the Business or directing a Seller Party to take any remedial action with respect to such Applicable Law. There are no presently existing circumstances that could reasonably be expected to result in any material violation of any Applicable Law relating to the Business.

                  Section 3.11 Properties and Assets. Except as set forth on
Schedule 3.11, each Seller Party has good title to, or in the case of leased property has valid leasehold interests in, or valid licenses to, all of its respective assets which are reasonably necessary to perform its obligations under the Transition Services Agreement.

                  Section 3.12 Regulatory Filings.

                  (a) The Business is being conducted in compliance in all material respects with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity.

                  (b) Each Seller Party has all permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents necessary to its conduct of the Business (each of which, a "Permit") as it is currently conducted in each jurisdiction in which the Seller Parties require such Permits. The Business has been and is being conducted in compliance, in all material respects, with all such Permits. All such Permits are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Seller Parties, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit. No Seller Party is operating under any agreement or understanding with the regulatory authority of any state which in any way restricts its authority to conduct the Business or requires any Seller Party to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law.

                  (c) Seller Parties have made available for inspection by Purchasers complete (i) copies of all material registrations, filings and submissions relating to the Business made since July 1, 1999 by the Seller Parties with any Governmental Entity and any (ii) reports of examinations issued since July 1, 1999 by any such Governmental Entity that relate to the Seller Parties.

                  (d) All Insurance Contracts issued or sold by the Reliance Subsidiaries since July 1, 1999 and being novated, written and/or reinsured by Kemper hereunder are on forms approved by the insurance regulatory authority of the jurisdiction where issued or sold or have been filed with and not objected to by such authority within the period provided for objection, and have been filed or registered or are subject to exemption from such filing or registration as required with all other applicable Governmental Entities, except as would not have a Material Adverse Effect. Except as set forth on Schedule 3.12(d), all Insurance Contracts issued or sold by the Reliance Subsidiaries since July 1, 1999 complied in all material respects as to form when issued or sold, with the provisions of Applicable Law. All the premium rates required to be filed with or approved by insurance regulatory authorities since July 1, 1999 have been so filed or approved or not objected to within the period provided for objection, or are subject to exemption from such filing, and all premiums charged conform in all material respects thereto, except as would not have a Material Adverse Effect. No Seller Parties or their Affiliates has, since July 1, 1999, advertised or used other literature in connection with the Business that does not comply in all material respects with Applicable Laws.

                  Section 3.13 [INTENTIONALLY OMITTED].

                  Section 3.14 Proprietary Software. (a) Except as set forth on
Schedule 3.14(a), Seller Parties are the sole and exclusive owners of, or have the valid right to use all Proprietary Software free and clear of all Liens or other encumbrances.

                  (b) [Intentionally omitted.]

                  (c) Schedules 3.14(c)(i) and (iii) list all of the Computer Programs which are owned, licensed, leased or otherwise used by Seller Parties in connection with the operation of the Business as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Schedule 3.14(c)(i) sets forth each Computer Program that is Proprietary Software; and
Schedule 3.14(c)(iii) sets forth each Computer Program that is used under rights granted to a Seller Party pursuant to a written agreement, license or lease from a third party, copies of which written agreement, license or lease have been made available to the Purchasers ("Third Party Computer Programs"). Seller Parties use the Computer Programs set forth on Schedules 3.14(c)(i) and (iii) in connection with the operation of the Business as conducted on the date hereof and such use, to the knowledge of Seller Parties, does not violate the rights of any third party. To the knowledge of Seller Parties, all Proprietary Software identified in Schedule 3.14(c)(i) was either developed by (i) employees of Seller Parties within the scope of their employment; (ii) independent contractors as "works-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements; or (iii) third parties who have assigned their rights to a Seller Party pursuant to written agreements. No present, and to the knowledge of Seller Parties, no former employees, officers or directors of the Seller Parties retain any rights of ownership or use of the Proprietary Software.

                  (d) [Intentionally omitted.]

                  (e) [Intentionally omitted.]

                  (f) To the knowledge of Seller Parties, the conduct of the Business by the Seller Parties does not infringe, violate or dilute any intellectual property rights owned or controlled by any third party, and no third party is misappropriating infringing, diluting or violating any Proprietary Software owned by any Seller Party, and no such claims have been made against a third party by Seller Party. There are no claims or suits pending or, to the knowledge of the Seller Parties, threatened, and no Seller Parties have received written notice of a third party claim or suit (a) alleging that Seller Parties' activities or the conduct of the Business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (b) challenging the ownership, use, validity or enforceability of the Proprietary Software owned by Seller Parties. Except as set forth on Schedules 3.14(f) and 3.14(d)(ii), there are no settlements, consents, judgments, or orders or other agreements which restrict a Seller Parties's rights to use any Proprietary Software, and no concurrent use or other agreements which restrict a Seller Parties' rights to use any Proprietary Software owned by a Seller Party. No trade secret or confidential know-how material to the Business as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Seller Parties' proprietary interests in and to such trade secrets and confidential know-how;

                  (g) Except as set forth on Schedule 3.14(g) or as otherwise provided in this Agreement, the consummation of the transactions contemplated hereby will not result in the loss or impairment of a Seller Party's right to own or use any of the Proprietary Software nor will it require the consent of any Governmental Entity or third party in respect of any such Proprietary Software.

                  (h) No present and, to the knowledge of Seller Parties, no former employee, officer or director of a Seller Party has any right, title, or interest, directly or indirectly, in whole or in part, in any of the Proprietary Software owned by the Seller Party.

                  (i) Except as set forth on Schedule 3.14(i), all Proprietary Software is Year 2000 Compliant.

                  (j) Seller Parties represent and warrant that each and all of the Proprietary Software used in the performance of the Transition Services (except for the Proprietary Software indicated with an asterisk on Schedule 3.14(c)(i)) (i) shall be free from any material defects in material and workmanship; and (ii) shall perform in all material respects in accordance with its intended purpose. Documentation applicable to such Proprietary Software accurately reflects in all material respects the Proprietary Software.

                  Section 3.15 Solvency; Adequate Capitalization; Ability to Pay Debts. Each Seller Party is and, prior to and immediately after giving effect to the consummation of this Agreement and the Ancillary Agreements, will be Solvent and not Impaired. At the time of and immediately after giving effect to the consummation of the transactions contemplated hereby, no Seller Party will have unreasonably small capital with which to conduct its business or shall be generally unable to pay its debts as they become due (in each case as contemplated under Applicable Laws with respect to voidable or fraudulent transfers and obligations). No Seller Insurer Party is subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding, under Applicable Law. Parent is not subject to any action, suit, investigation, judgment or proceeding under Federal bankruptcy law, or any investigation or inquiry which is reasonably likely to result in any of the foregoing.

                  Section 3.16 [INTENTIONALLY OMITTED].

                  Section 3.17 [INTENTIONALLY OMITTED].

                  Section 3.18 Books and Records. The Books and Records are complete and accurate in all material respects. Seller Parties have made available to Purchasers on or prior to the Closing Date copies of all material written underwriting and claim service policies, procedures and guidelines relating to the Business.

                  Section 3.19 Cancellation; Threats of Cancellation.

                  (a) Except as disclosed in Schedule 3.19(a), since June 19, 2000, no Insured, reinsurer with respect to the Business or Persons writing, selling, or producing, either directly or through reinsurance assumed, the Insurance Contracts and the Related Customer Contracts for the Business, has terminated its relationship with a Reliance Subsidiary.

                  (b) Except as disclosed in Schedule 3.19(b), since June 19, 2000, to the knowledge of a Seller Party, no reinsurer of the Business has threatened to terminate its reinsurance with the Seller Parties with respect to the Insurance Contracts.

                  Section 3.20 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corp. and Bear Stearns & Co. Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller Party who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  Purchasers jointly and severally represent and warrant to Seller Parties that:

                  Section 4.1 Corporate Existence and Power. KCI is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois and has the corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Kemper is an insurance company duly organized, validly existing and in good standing under the laws of the state of Illinois and has the corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Lumbermens is a mutual insurance company duly organized, validly existing and in good standing under the laws of the state of Illinois and has the power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

                  Section 4.2 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 4.3, performance by Purchasers of this Agreement and the Ancillary Agreements are within the corporate powers of Purchasers and have been duly authorized by all necessary corporate action on the part of Purchasers. This Agreement constitutes, and when executed and delivered each other Ancillary Agreements will constitute, a valid and legally binding agreement of Purchasers, enforceable against Purchasers in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  Section 4.3 Governmental Authorization. The execution, delivery and performance by Purchasers of this Agreement and each other Ancillary Agreement requires no action by or in respect of, or filing with, any Governmental Entity on the part of Purchasers or any Affiliate thereof other than (i) filings and notices not required to be made or given until after the Closing Date, (ii) filings, at any time, of Tax Returns and (iii) any such other action or filing not contemplated in the preceding clauses (i) and (ii) as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of Purchasers to novate, write and/or reinsure the Business.

                  Section 4.4 Non-Contravention. The execution, delivery and performance by Purchasers of this Agreement and the Ancillary Agreements do not and will not (i) violate the certificate of incorporation or by-laws of Purchasers, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 4.3, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right to termination, cancellation or acceleration of any right or obligation of Purchasers or to a loss of any benefit to which Purchasers are entitled under, any material agreement or other instrument binding upon Purchasers or any material license, franchise, permit or other similar authorization held by Purchasers or (iv) result in the creation or imposition of any material Lien on any material assets.

                  Section 4.5 Licenses and Permits. Kemper and its Insurer Affiliates have all Permits necessary to novate, write and/or reinsure the Insurance Contracts and the Related Customer Contracts and otherwise perform their obligations under this Agreement and each Ancillary Agreement. All such Permits are valid and in full force and effect, and Purchasers are not operating under any agreement or understanding with any Governmental Entity which restricts their authority to do business or requires Purchasers to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law. No material violations exist in respect of any such Permit and no investigation or proceeding is pending or, to the knowledge of Purchasers, threatened, which would reasonably be expected to result in the revocation, amendment, failure to renew, limitation, modification, suspension or revocation of any such Permit and, to the knowledge of Purchasers, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

                  Section 4.6 Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchasers who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  Section 4.7 Solvency; Adequate Capitalization; Ability to Pay Debts. Purchasers are and, prior to and immediately after giving effect to the consummation of this Agreement and the Ancillary Agreements, will be Solvent and not Impaired. Purchasers are not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding, under Applicable Law.

                                    ARTICLE 5

                                    COVENANTS

                  Section 5.1 Transfer of the Business.

                  (a) To the extent permitted by Applicable Law and contractual obligations, Seller Parties shall afford Purchasers and their Affiliates reasonable access during normal business hours and without undue disruption of business to all of the Books and Records, and shall furnish promptly to Purchasers and their Affiliates copies of such records, documents, data and information contained in the Books and Records as Purchasers or such Affiliates shall reasonably request, for the purpose of assisting Purchasers and their Affiliates in assessing the Business and in novating, writing and/or reinsuring the Insurance Contracts and the Related Customer Contracts as they shall seek to novate, write and/or reinsure in their sole discretion. Purchasers covenant and agree that they shall not, and shall not permit any of their Affiliates to, use the Books and Records in a manner that would cause Seller Parties to be in breach of any contract with any of their agents or brokers.

                  (b) To the extent permitted by Applicable Law and contractual obligations, and subject to receipt of written consent of the applicable employees, Seller Parties shall afford Purchasers and their Affiliates reasonable access during normal business hours and without undue disruption of business to all employment records of Seller Parties' employees who have responsibility for the Business, and shall furnish promptly to Purchasers and their Affiliates copies of such records as Purchasers or such Affiliates shall reasonably request, for the purpose of assisting them in determining whether to offer employment to any such employees. Seller Parties hereby consent to any such offers of employment by Purchasers and their Affiliates and acknowledges, subject to Section 5.10, that such offers shall be made in the sole discretion of Purchasers and their Affiliates.

                  (c) To the extent permitted by Applicable Law and contractual obligations, and subject to receipt of written consent of the applicable agents and brokers if required under any Seller Party's agency or brokerage contract with such agent or broker, Seller Parties shall afford Purchasers and their Affiliates reasonable access during normal business hours and without undue disruption of business to all of their records relating to the agents and brokers who produced the Business, and shall furnish promptly to Purchasers and their Affiliates copies of such records as Purchasers and such Affiliates shall reasonably request, for the purpose of assisting Purchasers and their Affiliates in determining whether to enter into agreements with any such customers, agents and brokers of the Business. Purchasers covenant and agree that they shall not, and shall not permit any of their Affiliates to, use such records in a matter that would cause Seller Parties to be in breach of any contract with any of their customers, agents or brokers.

                  Section 5.2 Novation of the Business.

                  (a) With respect to those risks meeting Purchasers' underwriting standards and other requirements, Kemper or one of its Insurer Affiliates will consider offering, in their sole discretion, replacement coverages to customers of the Business retroactive to the policy inception date (for one-year policies) or the policy anniversary date (for multi-year policies) (the "Novation Date") (collectively, the "Novated Policies"). For those risks which Purchasers, in their sole discretion, decide not to retroactively insure, Kemper or one of its Insurer Affiliates will agree to consider renewing at the end of the applicable policy period. Notwithstanding any other provision in this Agreement or any of the Ancillary Agreements to the contrary, Purchasers shall have no obligation to offer novations, renewals or other replacement coverages for any individual risk or account or any class of risks or accounts which do not meet Purchasers' underwriting standards and other requirements.

                  (b) Upon request by Kemper or one of its Insurer Affiliates, Seller Parties shall promptly (i) execute a form of the Novation Agreement, endorsements and any other related agreements with individual customers of the Business necessary to transfer the Business, and (ii) cancel any Interstate Commerce Commission filings or other certificates pertaining to the Novated Policies.

                  (c) After the Closing, Seller Parties shall promptly notify the Purchasers of any inquiry from customers of the Business with respect to the Novated Policies and shall reasonably coordinate in all respects with the Purchasers in responding to any inquiries involving such Novated Policies from third parties, including brokers, customers, rating agencies and others.

                  (d) Purchasers will be entitled to receive from Seller Parties, on a monthly bordereau basis, upon providing notice that it is novating, writing and/or reinsuring any of the Insurance Contracts and Related Customer Contracts, all of the unearned Profit and Administration Charges due and payable with respect to periods on and after the date a Novation is executed plus 100% of the Insurance Premium Charges (less paid losses, net of reinsurance recoverables, relating to such paid losses) for the Novation Period (the "Charges"); provided, however, in the event Parent or any of the Reliance Subsidiaries has been placed in, or has filed for, bankruptcy, insolvency, rehabilitation, conservation or any other delinquency proceedings, Purchasers shall have the right to collect all unpaid Charges pertaining to the Insurance Contracts and Related Customer Contracts directly from the customers of the Business.

                  (e) Seller Parties shall retain for their own account all Profit and Administration Charges relating to periods prior to the execution date of a Novation.

                  Section 5.3 Cooperation. Seller Parties and Purchasers shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the Ancillary Agreements, including, but not limited to, the Novation of certain Insurance Contracts and Related Customer Contracts; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk or obligation not contemplated by this Agreement or the Ancillary Agreements. Seller Parties and Purchasers shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party for use in the preparation of such party's regulatory filings, financial statements or Tax Returns.

                  Section 5.4 Obligation to Obtain Permits. Seller Parties and Purchasers will cooperate fully in (i) obtaining all necessary additional federal, state, local and any other approval and/or consent that may be required to consummate the transactions contemplated hereby and (ii) complying with any notice or filing requirements of such jurisdiction, required to consummate the transactions contemplated hereby. Each party will be responsible for its own fees and expenses in connection therewith.

                  Section 5.5 Licenses and Permits.

                  (a) Kemper and its Insurer Affiliates will use their reasonable best efforts to obtain all Permits, rates and forms necessary to enable them to novate, write and/or reinsure the Novated Policies and the Related Customer Contracts and to perform their obligations under this Agreement and each Ancillary Agreement.

                  (b) Until July 1, 2001, Seller Parties will use their reasonable best efforts to maintain all existing Permits, rates and forms necessary to enable Kemper or one of its Insurer Affiliates to novate, write and/or reinsure the Novated Policies and the Related Customer Contracts.

                  Section 5.6 Regulatory Compliance. Purchasers, Seller Parties and their respective agents, Representatives and Affiliates shall comply in all material respects with all laws, regulations, administrative orders, bulletins and governmental pronouncements applicable to their conduct in performing their obligations under this Agreement and the Ancillary Agreements.

                  Section 5.7 Third Party Consents.

                  (a) Seller Parties shall use their reasonable best efforts to obtain (i) approvals from reinsurers of the Business to either novate and/or replicate Seller Parties' reinsurance program relating to the Business for the benefit of Purchasers and (ii) any consents or approvals from Third Party Administrators and captive reinsurance companies required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Kemper shall be responsible for any costs payable to a third party which are incurred in obtaining such third party's consent necessary for the consummation of the transactions contemplated hereby. Seller Parties will not incur any costs which are reimbursable by Kemper without Kemper's consent.

                  (b) Prior to the Closing Date, Seller Parties shall have obtained the consent of Leucadia National Corporation to enter into the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 5.8 Exclusive Right to Use the Books and Records.

                  (a) Each Seller Party acknowledges that the intent of this Agreement and the Ancillary Agreements is to convey to Purchasers copies of the Books and Records, data and information relating to the Business (collectively, the "Information").

                  (b) Seller Parties agree that the covenant in this Section 5.8 is for the benefit of Purchasers and each of their Affiliates.

                  Section 5.9 Use of Names.

                  (a) Except as contemplated by this Agreement or any of the Ancillary Agreements, neither party to this Agreement shall have any right to use, nor shall any such party use, any corporate name or acronym of the other party hereto or any of its Affiliates in any jurisdiction, or any other name, term or identification that suggests, simulates or is otherwise confusing due to its similarity to the foregoing.

                  (b) The parties hereto acknowledge and agree that any damage caused to a party hereto or any of its Affiliates by reason of a material breach by the other party or any of its Affiliates of this Section 5.9 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, the non-breaching party and any of its Affiliates shall be entitled to an injunction issued by a court of competent jurisdiction restraining and enjoining any violation by the other party or any of its Affiliates of this Section 5.9.

                  Section 5.10 Employee Matters.

                  (a) For every ten (10) Insureds which Purchasers reasonably anticipate will agree to the transfer of their Insurance Contracts to Purchasers, Purchasers shall as soon as practicable following the Closing Date extend an offer of employment to one (1) employee of the Business engaged in underwriting activities whom Purchasers deems appropriate.

                  (b) For every fifteen (15) Insureds which Purchasers reasonably anticipate will agree to the transfer of their Insurance Contracts to Purchasers, Purchasers shall as soon as practicable following the Closing Date extend an offer of employment to one (1) account claims manager of the Business whom Purchasers deem appropriate.

                  (c) Purchasers shall consider hiring among employees of the Seller Parties necessary management and support staff to administer the Business; provided, however, Purchasers shall offer employment on terms and conditions Purchasers deem appropriate. For the avoidance of doubt, Purchasers shall not have incurred or assumed any liabilities of any nature whatsoever relating to pre-Closing employee and employee benefit matters of Seller Parties.

                  Section 5.11 Apportionment of Collateral.

                  (a) Seller Parties and Purchasers agree to take whatever action is required to apportion or establish collateral for all Novated Policies in conformity with this Section 5.11.

                  (b) On the date of execution of the Novation Agreement, Seller Parties and Kemper shall each use reasonable best efforts to cause the customers of the Business, in a manner mutually agreeable to all parties, to transfer collateral to Kemper or one of its Insurer Affiliates equal to 100% of the actuarially determined expected ultimate outstanding losses and loss adjustment expenses including ultimate outstanding unallocated loss adjustment expense as of the date of execution of a Novation Agreement relating to the Novated Policy times a fraction, the numerator of which is the aggregate dollar amount of all collateral held by Seller Parties for all policy years for a particular customer of the Business and the denominator of which is the actuarially determined expected ultimate outstanding losses and loss adjustment expenses including ultimate outstanding unallocated loss adjustment expenses as of the date of the execution of a Novation Agreement for all policy years with respect to the particular customer.

                  (c) Acceptable collateral include the following: (i) letters of credit issued by banks rated A or B by LACE Financial Corporation; (ii) trust accounts; (iii) cash with security and pledge agreements; and (iv) surety bonds at no more than 20% of total collateral. For accounts for which the collateral does not meet the above criteria, in whole or in part, Seller Parties and Purchasers shall negotiate a mutually agreeable allocation of the collateral.

                  (d) With respect to Insureds, whose Insurance Contracts which have been novated, written and/or reinsured by Kemper or any of its Insurer Affiliates between June 19, 2000 and June 19, 2001, Seller Parties shall promptly permit such Insureds to adjust held collateral to the level of expected ultimate outstanding losses and loss adjustment expenses, including ultimate outstanding unallocated loss adjustment expenses as of the date of each policy anniversary, as determined by a standard actuarial review to be conducted within 30 days of such policy anniversary date, for expired policy years for Insurance Contracts not novated, written and/or reinsured by Kemper or any of its Insurer Affiliates. In the case of accounts which have become Financially Distressed, Seller Parties may hold in excess of 100% collateralization, subject to approval of Purchasers, which approval shall not be unreasonably withheld, delayed or conditioned.

                  Section 5.12 Non-Compete.

                  (a) Except as contemplated by this Agreement or any of the Ancillary Agreements, until 36 months from the date hereof (the "Non-Compete Period"), Reliance and its insurer subsidiaries shall not (i) solicit, quote or underwrite, directly or indirectly, any of the Novated Policies and Related Customer Contracts, (ii) enter into any partnership, joint venture or other similar agreements or arrangements that would allow Reliance, any of its insurer subsidiaries or such partnership, joint venture or similar entity to solicit, quote or underwrite, directly or indirectly, any of the Novated Policies and Related Customer Contracts, (iii) establish or acquire any entity which would solicit, quote or underwrite, directly or indirectly, any of the Novated Policies and Related Customer Contracts, (iv) generally take any actions which would allow Reliance or any of its insurer subsidiaries to solicit, quote or underwrite any of the Novated Policies and Related Customer Contracts directly or indirectly, other than through broad-based general marketing methods not specifically targeted towards the customers under the Novated Policies and Related Customer Contracts; provided, however, that any inadvertent non-compliance by Reliance or any of its insurer subsidiaries with the terms of this Section 5.12 shall not be deemed a breach hereof; provided, further, that any non-compliance by Reliance or any of its insurer subsidiaries with the terms of this Section 5.12, which occurs incidentally as a result of a stock or asset acquisition, joint venture, merger, consolidation, amalgamation, business combination or assumption or insurance program shall not be deemed a breach thereof. Subject to Applicable Law, with respect to any Insurance Contract which has expired or terminated in accordance with its terms, Reliance and its insurer subsidiaries shall not offer to renew, rewrite or assume reinsurance with respect to such policy until 180 days after the expiration or termination date of such policy. Subject to Applicable Law, with respect to (A) any Insurance Contracts with respect to which Kemper has notified Reliance pursuant to the immediately succeeding sentence that Kemper and its Insurer Affiliates do not intend to novate, write and/or reinsure such policy and (B) any Insurance Contracts otherwise expiring or terminating, Reliance and its insurer subsidiaries shall not offer to renew or rewrite any such policy until 10 days after the expiration or termination date of such policy, and the provisions of Section 5.12 shall thenceforth not apply with respect to such policy. Kemper shall notify Reliance in writing promptly following its determination not to novate, write and/or reinsure an Insurance Contract.

                  (b) Reliance and its insurer subsidiaries shall not, during the Non-Compete Period, assist any Person not a party to this Agreement to compete, directly or indirectly, with Kemper and its Insurer Affiliates for the Business.

                  (c) Notwithstanding the foregoing, Reliance and its insurer subsidiaries may not, directly or indirectly, take any action, or facilitate, permit or encourage any other Seller Party, Affiliate thereof not bound by the provisions of Section 5.12 or unaffiliated third party to, directly or indirectly, take any action , which would involve the use of, or sale or other transfer to an Affiliate thereof not bound by the provisions of Section 5.12 or unaffiliated third party of, any of the Information relating to either (i) the Novated Policies and Related Customer Contracts or (ii) any other Insurance Contracts and Related Customer Contracts. The provisions of this paragraph shall apply until the earlier of (i) June 19, 2001 and (ii) six months following a determination by Kemper and/or its Insurer Affiliates whether to enter, or refrain from entering, into a Novation with respect to any such Novated Insurance Policy or other Insurance Contract.

                  (d) Notwithstanding any other provision of this Section 5.12 to the contrary, Reliance and its insurer subsidiaries shall not be prohibited from (A) making investments of assets in the ordinary course of business in entities that compete, directly or indirectly, with the Business, provided that each such investment is a passive investment where neither Reliance nor any of its insurer subsidiaries (i) intends to or has the right to influence or direct the operation or management of any such entity or (ii) is a participant with any other Person in any group with such intention or right; (B) making investments in Purchaser and its Affiliates; (C) acquiring any business that includes operations the conduct of which by Reliance and its insurer subsidiaries would otherwise violate paragraph (a) above, provided that
(i) such operations do not, in the aggregate, represent more than ten (10) percent of the consolidated assets or contribute more than ten (10) percent of the consolidated revenues of the overall business so acquired and (ii) Reliance or such insurer subsidiary, as applicable, sells or otherwise disposes of any such operations within twelve (12) months of such acquisition (regardless of whether such twelve (12) month period would terminate subsequent to the prohibition contained in this Section 5.12(d)); provided, however, that Reliance and its insurer subsidiaries agree that they shall not, directly or indirectly, take any action which would facilitate conduct by any Person (including, but not limited to, Seller Parties, Affiliate thereof not bound by the provisions of
Section 5.12(a) or unaffiliated third party) who competes, directly or indirectly, with the Business that would, if engaged in by Reliance or its insurer subsidiaries, be inconsistent with the provisions of this Section 5.12;
(D) managing investment funds that make investments in the ordinary course of business in such entities; (E) subject to Section 5.19(c), selling Parent or any of its assets or businesses to a Person engaged in lines of business that compete with the Business; (F) performing their respective obligations under the Ancillary Agreements pursuant to the express terms thereof; (G) conducting any business of any nature whatsoever outside of the United States, or with Persons who or which are not citizens of the United States or organized under laws of the United States or any state thereof, other than relating to the Insurance Contracts and Related Customer Contracts; or (H) writing, renewing and/or assuming reinsurance with respect to any Insurance Contract and Related Customer Contract (i) following 180 days from the expiration or termination of such Insurance Contract or (ii) which Kemper and its Insurer Affiliates do not intend to novate, write or reinsure.

                  (e) The parties to this Agreement acknowledge that the covenants set forth in this Section 5.12 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section
5.12 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any Ancillary Agreement by the parties.

                  (f) The parties to this Agreement acknowledge that the type and periods of restriction imposed in the provisions of this Section 5.12 are fair and reasonable and are reasonably required for the protection of the parties. If any of the restrictions or covenants in paragraphs (a), (b) or (c) of this Section 5.12 are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the restrictions or covenants contained in paragraphs (a), (b) or (c) of this
Section 5.12, or any portion thereof, are deemed to be unenforceable because such covenant or restriction is held to cover a geographic area or to be of such duration as is not permitted under Applicable Law, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced from, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs (a), (b) or (c) of this Section
5.12 upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties' rights to the relief provided above in the courts of any states or jurisdictions within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, the above covenants as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (g) If any party hereto commits a breach, or is about to commit a breach, of any of the provisions of this Section 5.12 each of the other parties hereto shall have the right to have the provisions of this Section 5.12 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of the non-breaching parties and that money damages may not provide an adequate remedy to such parties. In addition, in connection with this Section 5.12, each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (h) Seller Parties agree that the covenants in this Section
5.12 are for the benefit of Purchaser and each of its Affiliates.

                  Section 5.13 Non-Solicitation of Certain Employees. The Purchasers covenant and agree that, for a period of one (1) year following the Closing Date, neither it nor any of its subsidiaries or Affiliates will, and the Purchasers shall cause their subsidiaries and Affiliates not to, solicit, recruit or hire any of the Persons listed on Schedule 5.13 hereto; provided, however, that (A) if Reliance does not outsource the performance of Information Technology Transition Services by September 30th, 2000, then Ray Rossi and two other Persons listed on Schedule 5.13 that are mutually agreed to by the parties may be solicited, recruited or hired notwithstanding the provisions of this
Section 5.13 and (B) if Ray Rossi and the other Persons referred to in the foregoing clause (A) are actually hired by Purchasers or their subsidiaries or Affiliates, then within a reasonable time period thereafter Reliance shall not be obligated to continue to provide support for the WIN System. Notwithstanding the foregoing, nothing shall prohibit Purchasers from hiring (i) any Person who contacts Purchasers or their subsidiaries or Affiliates on his or her own initiative without any direct or indirect solicitation by Purchasers or their subsidiaries or Affiliates, (ii) Persons who respond to a general solicitation or advertisement that is not specifically directed only to the employees of Seller Parties; (iii) Persons who are referred to

Seller Parties by search firms, employment agencies or other similar entities provided that such entities have not been instructed to solicit the employees of Purchaser or (iv) Persons who have ceased being employed by Purchaser without having been solicited by Seller Parties.

                  Section 5.14 Non-Renewal. Nothing in this Agreement shall be deemed to prohibit the Seller Insurer Parties from issuing any notice of non-renewal required under Applicable Law with respect to any Insurance Contract and Related Customer Contract.

                  Section 5.15 [Intentionally Omitted].

                  Section 5.16 Software License Agreement; Use of Third Party Computer Programs. (a) With respect to all Third Party Computer Programs not used exclusively in the Business as that business is conducted as of the date hereof, Seller Parties shall assist and use their reasonable best efforts to enable Purchasers to (i) obtain a separate license in the name of the entities to be designated by Purchasers, such license to grant equivalent or greater rights than Purchasers' in the Third Party Computer Programs; or (ii) obtain equivalent or greater rights in the Third Party Computer Programs under existing licenses, in the name of the entities to be designated by Purchasers. The foregoing choice with respect to Third Party Computer Programs shall be at Purchasers' election, but only to the extent permitted by the applicable third party vendor.

                  (b) In the event that Seller Parties are unable to effect the transfer or license to the Purchasers of any such Computer Programs, Seller Parties shall continue following the Closing to use their reasonable best efforts to effect such transfer or license in accordance with this Section 5.16, and shall in the interim make arrangements for the provision of replacement Computer Programs to the Purchasers, which replacement Computer Programs shall be reasonably acceptable to Purchasers.

                  Section 5.17 Confidentiality. Each party hereto (Seller Parties and Purchasers each to be considered to be one party for purposes of this Section 5.17) will hold, and will use its commercially reasonable efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliates or Representatives), except with the prior written consent of the other party or unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law, (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (iii) disclosed in conjunction with such party's communications with any agent, producer or broker, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation or duty to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information relating exclusively to the Business and Transferred Assets furnished by Seller Parties hereunder. In the event the transactions contemplated by this Agreement are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

                  Section 5.18 Public Announcements and Communications. Seller Parties and Purchasers will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement without the consent of the other unless such action is required by law or the rules of the New York Stock Exchange. Any consent requested by a party hereunder shall not be unreasonably withheld or delayed.

                  Section 5.19 Certain Obligations. Seller Parties shall remain solely and exclusively liable for any claim relating to the Novated Policies and Related Customer Contracts which arises from any bad faith and willful misconduct by any Seller Party for Extra Contractual Liabilities attributable to acts or omissions of a Seller Party prior to the date of execution of a Novation Agreement. Purchasers shall cooperate with Seller Parties to attempt to assure that third parties, including, but not limited to, Insureds, reinsurers and third party administrators, remain liable to Seller Insurer Parties for any Extra Contractual Liabilities but only to the extent that they would have been liable in the absence of this Agreement.

                  Section 5.20 Key Employee. At Kemper's option, Reliance will continue to offer employment to Bill Watson to manage the Business for Reliance and to act as Reliance's empowered representative for transition until June 15, 2001 at Reliance's sole expense. Kemper may, at any time upon giving Reliance thirty (30) days written notice, extend an offer of employment to Bill Watson.

                                    ARTICLE 6

                            SURVIVAL; INDEMNIFICATION

                  Section 6.1 Survival. All representations and warranties made by Seller Parties and Purchasers in Articles III and IV of this Agreement, in the Ancillary Agreements and in any document, certificate, schedule or instrument delivered or executed in connection herewith or therewith shall survive for a period of 24 months after the date hereof, whereupon they shall expire, and all claims for breach of said representations and warranties will be deemed waived unless the non-breaching party notifies the breaching party of the matters constituting the breach prior to the expiration of said 24-month period. All covenants, undertakings and agreements contained in this Agreement, the Ancillary Agreements or any document, certificate, schedule or instrument delivered or executed in connection herewith or therewith to be performed or complied after the date hereof shall survive for the period of the applicable statute of limitations.

                  Section 6.2 Indemnification. (a) Seller Parties hereby indemnify Purchaser and its Affiliates against and agrees to hold each of them harmless on an after-Tax basis (subject to Section 6.2(c)) from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation in connection with any action, suit or proceeding) ("Damages"), incurred or suffered by Purchaser or any Affiliate of Purchaser, arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller Parties pursuant to this Agreement (other than pursuant to Article 6), (ii) the operation of the Business prior to the Closing, (iii) any claim by any present or former employee of a Seller Party or Affiliate thereof, including, without limitation, the Transferred Employees, which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between a Seller Party or Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or, in the case of omissions, failed to occur) prior to the Closing, or (iv) the enforcement of their rights under this Section 6.2; provided, however, that Seller Parties shall not be liable under the foregoing clause (i) of this Section 6.2(a) for any misrepresentation or breach of warranty (x) unless the aggregate amount of Damages with respect to all misrepresentations and breaches of warranties referred to in this Section 6.2(a) exceeds 1 1/2% of the aggregate payments made (at the time the indemnification claim is paid) pursuant to Section 2.5 and (y) in an amount exceeding

100% of the aggregate payments made (at the time the indemnification claim is paid) pursuant to Section 2.5.

                  (b) Purchasers hereby indemnify Seller Parties and their Affiliates against and agrees to hold each of them harmless on an after-Tax basis (subject to Section 6.2(c)) from any and all Damages incurred or suffered by Seller Parties or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchasers pursuant to this Agreement, (ii) the enforcement of their rights under this Section 6.2, (iii) any liability under any Insurance Contract and Related Customer Contracts novated, written and/or reinsured by Kemper or its Insurer Affiliates, (iv) the operation of the Business following the Closing as it relates to Insurance Contracts and Related Customer Contracts novated, written and/or reinsured by Kemper or its Insurer Affiliates, (v) any action (or failure to act) by Purchasers in violation of Applicable Law, with respect to the hiring or terms of employment of any person who is an Employee immediately before the Closing Date, or (vi) any claim by any present or former employee of a Seller Party or Affiliate thereof, including, without limitation, the Transferred Employees, which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any employee benefit plan or program of Purchasers or any Affiliate of Purchasers, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Purchasers or an Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or, in the case of omissions, failed to occur) following the Closing provided, however, that Purchasers shall not be liable under the foregoing clause (i) of this Section 6.2(b) for any misrepresentation or breach of warranty (x) unless the aggregate amount of Damages with respect to all misrepresentations and breaches of warranties referred to in this Section 6.2(b) exceeds 1 1/2% of the aggregate payments made (at the time the indemnification claim is paid) pursuant to
Section 2.5 and (y) in an amount exceeding 100% of the aggregate payments made (at the time the indemnification claim is paid) pursuant to Section 2.5.

                  (c) Required payments by any Indemnifying Party (as hereinafter defined) pursuant to this Article 6 shall be limited to the amount of any Damages that remains after deducting therefrom (i) any insurance proceeds recoverable by any Indemnified party (less any increase in premium reasonably related to the incurrence of such Damages) and (ii) any indemnity, contribution or other similar payment recoverable by any Indemnified Party from any third party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonable efforts to collect all such insurance proceeds and indemnity, contribution and other similar payments.

                  Section 6.3 Procedures for Third Party Claims. (a) The party seeking indemnification under Section 6.2 (the "Indemnified Party") agrees to give prompt notice (in accordance with Section 7.11) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.2 (the "Third Party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any Liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 6.3, except to the extent such failure shall actually prejudice an Indemnifying Party. In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.

                  (b) Upon receipt of notice from the Indemnified Party pursuant to Section 6.3(a), the Indemnifying Party will have the right to, subject to the provisions of Section 6.3(c), assume the defense and control of such Third Party Claims. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claim with their own counsel and at their own expense (except as provided in Section 6.3(c)) and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third Party Claim must be received by the Indemnified Party reasonably promptly following its receipt of the Indemnified Party's notice delivered pursuant to Section 6.3(a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

                  (c) Except with respect to Tax Claims (as defined below), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of
Section 6.3(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money by the Indemnifying Party or imposes an obligation of confidentiality and (ii) provides a complete release of any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any audit, contest, examination, litigation or similar proceeding as it relates to Taxes ("Tax Claims") as to which the Indemnifying Party has assumed the defense in accordance with the terms of
Section 6.3(b) without the consent of the Indemnified Party, but only if such settlement or entry of judgment would not be binding on the Indemnified Party or the Business as conducted by Purchasers after the Closing (in the case where the Indemnified Party is the Purchasers) for periods after the Closing or otherwise cause an adverse effect to the Indemnified Party or the Business as conducted by Purchasers after the Closing (in the case where the Indemnified Party is the Purchasers); provided, however, that the Indemnified Party's consent as required by this Section 6.3(c) for any settlement of, or the entry of any judgment arising from, any Tax Claim shall not be unreasonably withheld, delayed or conditioned.

                  Section 6.4 Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 6.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

                  Section 6.5 Exclusive Remedy. The parties hereto expressly acknowledge that (i) the provisions of this Article 6 shall be the sole and exclusive remedy for Damages caused as a result of breaches of the representations and warranties contained in this Agreement and (ii) no Indemnifying Party shall be liable for punitive or treble Damages in connection with any action, suit or proceeding brought by Purchaser against one or more Seller Parties or by one or more Seller Parties against Purchaser.

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

                  Section 7.1 Entire Agreement. This Agreement, including all Schedules and Exhibits attached hereto, constitute the entire contract between the parties and there are no understandings other than as expressed in this Agreement or the Ancillary Agreements. All Schedules and Exhibits hereto are expressly made a part of this Agreement as fully as though completely set forth herein. Any amendment or modification hereto shall be null and void unless made by amendment to this Agreement, and signed by the parties affected by such amendment.

                  Section 7.2 Assignment; Binding Effect. This Agreement may be assigned by any party hereto, provided, however, that, notwithstanding such assignment, the assigning party shall remain liable for all of its obligations hereunder. This Agreement and the Ancillary Agreements shall apply to, and inure to the benefit of and be binding upon and enforceable against, each party hereto and its successors and permitted assigns.

                  Section 7.3 No Third-Party Beneficiaries. Nothing in this Agreement and the Ancillary Agreements is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Ancillary Agreements or any provision contained herein, unless otherwise expressly provided herein.

                  Section 7.4 Setoff. Each of Seller Parties and Purchasers agree that it shall have the right to off-set or set-off any payment due pursuant to this Agreement or any Ancillary Agreement against any other payment to be made pursuant to this Agreement or any Ancillary Agreement.

                  Section 7.5 Invalidity. Unless the invalidity or unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Agreement or the Ancillary Agreements, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that such provision shall be declared unenforceable by a court of competent jurisdiction, such provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to the be fully enforceable as so modified.

                  Section 7.6 Governing Law. This Agreement shall be deemed to have been made under and governed by the laws of New York, without regard to New York choice of law rules.

                  Section 7.7 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court does not have jurisdiction, New York State Supreme Court in the borough of Manhattan, for purposes of enforcing this Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Commercial Division of the Supreme Court. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.11 shall be deemed effective service of process on such party.

                  Section 7.8 Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  Section 7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.

                  Section 7.10 Headings. The headings in this Agreement are for the convenience of reference only and shall not affect its interpretations.

                  Section 7.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by overnight courier or certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (i) upon actual delivery if presented personally or sent by facsimile transmission, (ii) one (1) Business Day following delivery to an overnight courier or (iii) three (3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

                  (i)      If to Purchasers:

                                    Kemper Casualty, Inc.
                                    One World Trade Center
                                    35th Floor
                                    New York, NY  10048
                                    Attn:  James F. Meehan, General Counsel
                                    Facsimile No.:  (212) 313-4124

                           and

                                    Lumbermens Mutual Casualty Company
                                    One Kemper Drive
                                    Long Grove, IL  60049
                                    Attn: John Conway, General Counsel
                                    Facsimile No.: (847) 320-4202

                           With concurrent copies, which shall not constitute notice, to:

                                    Robert J. Sullivan, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom, LLP
                                    Four Times Square
                                    New York, NY  10036-6522
                                    Facsimile No.: (212) 735-2000

                  (ii)     If to Seller Parties:

                                    Reliance Insurance Company
                                    77 Water Street
                                    New York, New York 10005
                                    Attn:  General Counsel
                                    Facsimile No.: (212) 858-9118

                           With concurrent copies, which shall not constitute notice, to:

                                    Reliance Group Holdings
                                    Park Avenue Plaza
                                    55 East 52nd Street, 29th Floor
                                    New York, NY 10055
                                    Attn:   General Counsel
                                    Facsimile No.:  (212) 909-1864
                           and

                                    Jonathan L. Freedman, Esq.
                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, NY  10019
                                    Facsimile No.: (212) 259-6333

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Purchasers and Seller Parties as of the date first above written.

                          RELIANCE GROUP HOLDINGS, INC.


                          By:             /s/ David Grill
                               -------------------------------------------------
                               Name:    David Grill
                               Title:   Vice President & Treasurer

                          RELIANCE INSURANCE COMPANY

                          By:          /s/ George Terry Van Gilder
                               -------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          RELIANCE NATIONAL INDEMNITY
                          COMPANY

                          By:          /s/ George Terry Van Gilder
                               -------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          UNITED PACIFIC INSURANCE COMPANY


                          By:          /s/ George Terry Van Gilder
                               -------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          RELIANCE INSURANCE COMPANY OF ILLINOIS


                          By:          /s/ George Terry Van Gilder
                               -------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          RELIANCE NATIONAL INSURANCE
                          COMPANY

                          By:          /s/ George Terry Van Gilder
                               ------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          RELIANCE UNIVERSAL INSURANCE
                          COMPANY


                          By:          /s/ George Terry Van Gilder
                               ------------------------------------------------
                               Name: George Terry Van Gilder
                               Title: President & CEO

                          KEMPER CASUALTY, INC.


                          By:            /s/ Dennis Kane
                               ------------------------------------------------
                                Name: Dennis Kane
                                Title:  President & CEO

                          KEMPER CASUALTY INSURANCE  COMPANY


                          By:            /s/ Dennis Kane
                               ------------------------------------------------
                                Name: Dennis Kane
                                Title:  President & CEO

                          LUMBERMENS MURUAL CASULATY
                          COMPANY


                          By:            /s/ Dennis Kane
                               ------------------------------------------------
                                Name: Dennis Kane
                                Title:  President & CEO